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                                                                    EXHIBIT 23.2

Wall Street Strategies Corporation

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 31, 2000, relating to the consolidated financial statements of Wall Street Strategies Corporation, and to the reference to us under the caption "Experts" in the Prospectus.


Great Neck York, New York                            Lilling & Company LLP
October 13, 2000                                     /s/